EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-291837) and Form S-8 (No. 333-274743, No. 333-254717, No. 333-229138, No. 333-218796, No. 333-135842, No. 333-279964, and No. 333-287369) of Lightbridge Corporation of our report dated February 26, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Philadelphia, Pennsylvania

February 26, 2026